Exhibit 99.3

Planet Green Holdings Corp.

Pro Forma Combined Financial Statements

March 31, 2020

Contents	Page

Pro Forma Combined Balance Sheet	3

Pro Forma Combined Statement of Operations and Comprehensive Loss	4

Notes to Financial Statements	5 to 10

Planet Green Holdings Corp.

Pro Forma Combined Balance Sheet

As of March 31, 2020

(Stated in US Dollars)

	PLAG	FAST	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$4,117,973	$3,936	$-	$4,121,909
Accounts receivable	1,766,866	-	-	1,766,866
Inventory	2,272,599	-	-	2,272,599
Advances and prepayments to suppliers	10,450,805	2,240	-	10,453,045
Other receivables and other current assets	287,444	-	-	287,444
Due from related parties	76,934	-	-	76,934
Prepaid taxes	-	20	-	20
Total current assets	$18,972,621	$6,196	$-	$18,978,817

Non-current assets
Property, plant and equipment, net	5,048,966	1,037	-	5,040,003
Construction in progress, net	821,513	-	-	821,513
Intangible assets, net	1,476,586	29,654	-	1,506,240
Deposits	1,432	14,123	-	15,555
Right- of-use assets	385,945	-	-	385,945
Goodwill	-	-	4,679,940	4,679,940
Total Non-Current Assets	7,734,442	44,814	4,679,940	12,459,196

Total Assets	$26,707,063	$51,010	$4,679,940	$31,438,013

Liabilities and Stockholders’ Equity
Current liabilities
Short term bank loans	$203,930	$-	$-	$203,930
Accounts payable	1,039,452	13,587	-	1,053,039
Taxes payable	127,160	9,832	-	136,992
Accrued liabilities and other payables	1,523,431	3,577	-	1,527,008
Due to related parties	26,225	110,141	-	136,366
Lease Payable-current	24,820	-	-	24,820
Customer deposits	51,912	3,813	-	55,725
Total current liabilities	2,996,930	140,950	-	3,137880

Lease Payable- non-current	361,449	-	-	361,449

Total Liabilities	$3,358,379	$140,950	$-	$3,499,329

Stockholders’ Equity
Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2020	$-	$-	$-	$-
Common Stock, $0.001 par value, 200,000,000 shares authorized; 9,227,765 shares issued as of March 31, 2020	9,228	-	1,800	11,028
Registered capital	-	79	(79)	-
Additional paid in capital	89,312,071	-	4,678,219	93,990,290
Accumulated deficit	(73,870,529)	(97,413)	-	(73,967,942)
Accumulated other comprehensive income	7,897,914	7,394	-	7,905,308
Total Stockholders’ Equity	23,348,684	(89,940)	4,679,940	27,938,684
Total Liabilities & Stockholders’ Equity	$26,707,063	$51,010	$4,679,940	$31,438,013

See accompanying notes to the financial statements

Planet Green Holdings Corp.

Pro Forma Combined Statement of Operations and Comprehensive Income

For the three months ended March 31, 2020

(Stated in US Dollars)

	PLAG	FAST	Adjustments	Combined

Net revenues	$834,711	$10,402	$-	$845,113
Cost of revenues	852,069	1,246	-	853,315
Gross profit (loss)	(17,358)	9,156	-	(8,202)

Operating expenses:
Selling and marketing expenses	7,845	723	-	8,568
General and administrative expenses	422,579	21,169	-	443,748
Total operating expenses	430,424	21,892	-	452,316

Operating loss	(447,782)	(12,736)	-	(460,518)

Other income (expenses):
Interest income	2,321	-	-	2,321
Interest expense	(1,461)	(262)	-	(1,723)
Other income	414	2	-	416
Other expenses	(142,287)	-	-	(142,287)
Total other income and (expenses)	(142,013)	(260)	-	(142,273)

Loss before income taxes	(589,795)	(12,996)	-	(602,791)

Provision for income tax	-	-	-	-

Net loss	$(589,795)	(12,996)	$-	$(602,791)

Other comprehensive income:
Foreign currency translation income	(306,027)	7,610	-	(298,417)

Comprehensive loss	$(895,822)	(5,386)	-	(901,208)

Loss per share
Basic and diluted earnings per share	-	-	-	$(0.07)
Basic and diluted weighted average shares outstanding	-	-	-	7,996,121

See accompanying notes to the financial statements

Planet Green Holdings Corp.

Notes to Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Planet Green Holdings Corp., a Nevada corporation (the “Company” or “PLAG”), conducts its primary business activities through its subsidiaries located in the People’s Republic of China, including its new acquired operating subsidiary, Fast Approach Inc. (“FAST”). FAST was incorporated federally as a corporation under the Canada Business Corporations Act on February 1, 2015. FAST operates a demand side platform helping North American brands to expand their business in China via online advertising.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company and FAST has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. The FAST acquisition is accounted for under the acquisition method of accounting. Actual results combined results may have differed from those presented herein.

The adjustments described in the following footnotes, and are intended to reflect the impact of the FAST acquisition on PLAG on a pro forma basis. These includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by PLAG management as of the acquisition date of June 5, 2020. The unaudited pro forma combined statement of operations for the quarter ended March 31, 2020 combines PLAG historical results for the quarter ended March 31, 2020 with FAST historical results for the quarter ended March 31, 2020.

The unaudited pro forma statement of operations gives effect of the acquisition as if it had taken place on January 1, 2020. The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only.

These unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of pro forma combined financial statements

These pro forma combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
Planet Green Holdings Corporation	British Virgin Islands	100	$10,000
Lucky Sky Holdings Corporations (HK) Limited	Hong Kong	100	1,277
Lucky Sky Petrochemical Technology (Xianning) Co., Ltd.	PRC	100	14,242,782
Fast Approach Inc.	Canada	100	79
Shanghai Shuning Advertising Co., Ltd. (subsidiary of FAST)	PRC	100	-
Taishan Muren Agriculture Co., Ltd.	PRC	VIE	1,913,049
Lorain Foodstuff (Shenzhen) Co., Ltd.	PRC	VIE	80,000
Xianning Bozhuang Tea Products Co., Ltd.	PRC	VIE	6,277,922

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements. Ownership interests of subsidiaries that the Company does not wholly-own are accounted for as non-controlling interests.

On May 18, 2018, the Company incorporated Planet Green Holdings Corporation (“Planet Green BVI”) in the British Virgin Islands. On September 28, 2018, Planet Green BVI acquired JianShi Technology Holding Limited, a limited company incorporated in Hong Kong on February 21, 2012 and Shanghai Xunyang Internet Tech Co., Ltd., a wholly-owned foreign entity incorporated in Shanghai, PRC on August 29, 2012 (“Shanghai Xunyang”). The formation and acquisition of these companies was to implement the Company’s restructuring plans.

On September 27, 2018, the Company was restructured by disposing its equity interest in International Lorain Holding Inc.  and its subsidiaries to the former Chairman, Mr. Si Chen, and re-acquiring certain equity interest in certain of these subsidiaries, namely, Shandong Greenpia Foodstuff Co., Ltd. (“Shandong Greenpia”), Beijing Lorain Co., Ltd. (“Beijing Lorain”), and Luotian Lorain Co., Ltd. (“Luotian Lorain”), indirectly through Planet Green BVI. The Company entered into exclusive arrangements with Shandong Greenpia, Luotian Lorain, Taishan Muren Agriculture Co., Ltd. (“Taishan Muren”), and Lorain Foodstuff (Shenzhen) Co., Ltd. (“Shenzhen Lorain”) and their shareholders that give the Company the ability to substantially influence their daily operations and financial affairs. The Company entered into exclusive arrangements with Beijing Lorain; however, the Company did not have significant influence over Beijing Lorain and Beijing Lorain was accounted for as equity method investment.

In December 2018, the Company’s management determined to discontinue the operations of Shandong Greenpia and Luotian Lorain. Accordingly, the Company has recorded full impairment related to the value of those assets.

In December 2018, the Company was no longer able to exercise significant influence over Beijing Lorain, and management did not believe that the Company would be able to recover the value of its investment. Accordingly, the Company recognized full impairment of its investment in Beijing Lorain.

On August 12, 2019, through Lucky Sky Holdings Corporations (HK) Limited, the Company established Lucky Sky Petrochemical Technology (Xianning) Co., Ltd., a wholly foreign-owned enterprise incorporated in Xianning City, Hubei Province, China.

On December 20, 2019, the Company sold 100% of equity interest in Shanghai Xunyang.

On June 5, 2020, the Company acquired all of the outstanding equity interests of Fast Approach Inc., a corporation incorporated under the laws of Canada and in the business of operation of a demand side platform targeting the Chinese education market in North America.

Consolidation of Variable Interest Entity

Variable Interest Entities (“VIEs”) are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. Any VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. Management makes ongoing reassessments of whether the Company is the primary beneficiary.

On September 27, 2018, through Shanghai Xunyang, the Company entered into exclusive arrangements with Beijing Lorain Luotian Lorain, Shandong Greenpia, Taishan Muren, and Shenzhen Lorain and their shareholders that give the Company the ability to substantially influence their daily operations and financial affairs and appoint their senior executives. The Company is considered the primary beneficiary of these companies and it consolidates their accounts as VIEs.

On May 9, 2019, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Xianning Bozhuang Tea Products Co., Ltd. (“Xianning Bozhuang”), a company incorporated in China engaging in the sale of tea products, and its shareholders (“Bozhuang Shareholders”). Pursuant to the Purchase Agreement, the Company issued an aggregate of 1,080,000 shares of its common stock to the Bozhuang Shareholders, in exchange for Bozhuang Shareholders’ agreement to enter into, and their agreement to cause Xianning Bozhuang to enter into, certain VIE Agreements with Shanghai Xunyang, through which Shanghai Xunyang shall have the right to control, manage and operate Xianning Bozhuang in return for a service fee approximately equal to 100% of Xianning Bozhuang’s net income (“Bozhuang Acquisition”).

On May 14, 2019, Shanghai Xunyang entered into a series of VIE Agreements with Xianning Bozhuang and Bozhuang Shareholders. The VIE Agreements are designed to provide Shanghai Xunyang with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Xianning Bozhuang, including absolute rights to control the management, operations, assets, property and revenue of Xianning Bozhuang. The Bozhuang Acquisition closed on May 14, 2019. Starting on May 14, 2019, the Company’s business activities added the production line of green tea and black tea and sales of tea products, of which business activities are carried out in Xianning City, Huibei Province, China. The Company consolidated Xianning Bozhuang as its VIE.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters.”

The reporting currency for the Company and its subsidiaries is the U.S. dollar. Fast Approach Inc. uses Canadian (CDN$) as its functional currency and its subsidiary, Shanghai Shuning Advertising Co., Ltd., uses the Chinese Renminbi (RMB) as its functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period,

●	Nonmonetary assets and liabilities at historical rates, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

●	Equities at the historical rate, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

3/31/2020
Period-end CDN$: US$ exchange rate	1.4187
Period-end RMB: US$ exchange rate	7.0808
Period average CDN$: US$ exchange rate	1.3442
Period average RMB: US$ exchange rate	6.9785

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

3. PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to FAST’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the amortization expense related to the estimated identifiable intangible assets, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and the income tax effect related to the pro forma adjustments.

There were no significant intercompany balances and transactions between PLAG and FAST at the dates and for the period of these pro forma combined financial statements.

The unaudited pro forma combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the FAST acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations. In addition, FAST may incur significant expenses for business development and expansion upon consummation of the FAST acquisition or in subsequent quarters recorded as an expense in the consolidated statement of operations in the period in which they are incurred.

Entry No.	Description	Dr.	Cr.
1	Registered capital	79
	Additional paid in capital		4,678,219
	Goodwill	4,679,940
	Common stock		1,800
	Issuance of shares under share exchange agreement for FAST acquisition

4. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. For the three months ended March 31, 2020, the combined Company recognized a net loss of $602,791. As of March 31, 2020, the combined Company had an accumulated deficit of approximately $73,967,942. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

If the Company is not able to generate positive operating cash flows, it may become insolvent.